POWER OF ATTORNEY

 October 26, 2026

Know all by these present that the undersigned hereby constitutes and appoints Shiv O’Neill, Robert M. VanHimbergen, Megan Y. Brady, Amy C. Seidel, and Amra Hoso with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Elanco Animal Health Incorporated (the “Company”) or as a stockholder of the Company or as a trustee of a stockholder of the Company, a Form ID and Forms 3, 4, and 5 and Schedules 13D or 13G, including amendments thereto, relating to the securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such a Form ID and Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID and Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the day and year first above written.

/s/ Jamie Preston

STATE OF INDIANA

COUNTY OF MARION

This instrument was acknowledged before me on October 26, 2026 by Jamie Preston.

/s/ Sarah Mullins

Notary Public

My Commission Expires: September 21, 2033